UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — April 10, 2008

NUCRYST PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	000-51686	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

NUCRYST Pharmaceuticals Corp.
50 Audubon Road, Suite B
Wakefield, MA 01880
(Address of principal executive offices)
Registrant’s telephone number, including area code: (780) 992-5626
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
(Former name or former address, if changed since last report)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
The employment agreement between NUCRYST Pharmaceuticals Corp. (the “Company”) and Thomas E. Gardner, the Company’s Chairman of the Board, President and Chief Executive Officer, provides that Mr. Gardner is eligible for additional stock option grants in the discretion of the Company’s Board of Directors (the “Board”). On April 10, 2008, the Human Resources and Compensation Committee of the Board together with the other independent directors of the Board who are not on the Committee approved the grant to Mr. Gardner of a supplemental stock option to purchase 250,000 common shares of the Company (the “Option”) pursuant to the Company’s 1998 Equity Incentive Plan, as amended. The Option was granted at an option price (the price at which Mr. Gardner may purchase the underlying common shares upon the exercise of the Option) of US$2.57 per share. This option price is equivalent to the NASDAQ Official Closing Price of the Common Shares of the Company on the day prior to the date on which Mr. Gardner was appointed as the Company’s Chairman, President and CEO.
Vesting of the Option is based upon the Company’s achievement of specified stock price increases and Mr. Gardner’s continued employment by the Company. The Option will vest as to:
1.	1/3 of the shares on the first anniversary of the date the NUCRYST stock price has remained at or above $2.00 per share for 30 consecutive days, measured at the NASDAQ market closing price each trading day during the 30-day period;

2.	as to an additional 1/3 of the shares on the first anniversary of the date the NUCRYST stock price has remained at or above $4.00 per share for 30 consecutive days; and

3.	as to the remaining 1/3 of the shares on the first anniversary of the date the NUCRYST stock price has remained at or above $6.00 per share for 30 consecutive days. The stock option will expire ten years after the grant date.
The summary of the Stock Option Award contained herein is qualified in its entirety by reference to the full text of the Stock Option Award Agreement which has been attached hereto as Exhibit 10.52 and incorporated by reference.
Item 9.01	Financial Statements and Exhibits
10.52	Stock Option Award Agreement between the Company and Mr. Thomas E. Gardner dated effective April 10, 2008.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nucryst Pharmaceuticals Corp.
By:	Carol L. Amelio
Carol L. Amelio
Vice President, General Counsel and Corporate Secretary

DATE: April 16, 2008